Exhibit 99(a)
news release
—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502
FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 15, 2009
Universal Forest Products strategies drive improved results and optimism in first quarter
Loss narrows due to improved efficiencies and inventory management
Sales hurt by depressed lumber market, weak economy
GRAND RAPIDS, Mich., April 15, 2009 — Universal Forest Products, Inc. (Nasdaq: UFPI) today announced a loss of $1.2 million, or ($0.06) per diluted share, on net sales of $361.7 million for the first quarter of 2009. That favorably compares to a loss of $4.6 million, or ($0.24) per diluted share, on net sales of $489.5 million for the first quarter of 2008. First quarter 2009 sales results reflect a lumber market composite price that was 19% lower than the previous year, which impacted selling prices; weak consumer spending; and the ongoing challenges of a depressed economy.
“We are pleased with results like these in tough economic times and in a quarter that historically comprises a slow selling season,” said CEO Michael B. Glenn. “These numbers reflect production efficiencies resulting from the improvement efforts of our employees and a strong business model that promotes sales to multiple industries and markets.”
Glenn noted that a renewed focus on the basics that have created success over the Company’s 54 years—an unwavering customer focus, optimizing inventory and collecting receivables, and an entrepreneurial spirit that encourages innovation, prudent risk-taking and a focus on daily improvement—is yielding positive results. “We continue to size our capacity to meet market demand as necessary, but after a year of difficult decisions and moves, there is a renewed optimism and a bounce in our step at Universal,” he added.
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UNIVERSAL FOREST PRODUCTS, INC.

By market, Universal posted the following gross sales results for the first quarter of 2009:
Do-It-Yourself/retail: $168.1 million, a decrease of 4.2% from the same period of 2008. That compares with recent double-digit declines in same-store sales at big box retailers, which comprise much of Universal’s DIY business. Universal was able to achieve market share gains by adding new products and programs, such as Capricorn™ decking and lawn and garden products, and by gaining additional customer locations. While experts predict that the overall economic downturn and low consumer confidence will keep this market weak through 2009, the long-term forecast is strong.
Industrial packaging/components: $103.7 million, a decrease of 25.8% from 2008. These results can be attributed primarily to a decline in demand by U.S. industrial users of wood packaging and other products, resulting from the depressed economy. However, Universal continues to see strong opportunity in this still largely-fragmented market as it expands its product offering and as the economy recovers. The Company also expects continued strong growth in its concrete forming business, which it launched in the second quarter of 2007.
Site-built construction: $60.8 million, a decrease of 43.2% from the same period of 2008. In February 2009, year-to-date single-family housing and multifamily starts were down approximately 53% and 50%, respectively, from the same period of 2008. Industry experts forecast a continued decline in homebuilding before the market begins to stabilize in the latter part of the year. Universal is focusing on multifamily housing and commercial construction, where it has identified opportunities. In addition, the Company is seen as a preferred and reliable supplier given its strong financial position in an industry where many suppliers are facing financial difficulties.
Manufactured housing: $36.6 million, a decrease of 52.2% from 2008. According to the most recent statistics available, shipments of HUD-code homes were down more than 46% for the year-to-date February 2009 compared to the same period of 2008. Forecasts call for industry shipments to continue their downward trend through 2009. The Company believes this market will remain depressed until the oversupply of site-built homes is absorbed and credit conditions improve.
OUTLOOK
The Company expects the current challenging conditions to prevail through 2009; however, its strong financial position, solid business model and diverse business opportunities position it better than most to endure challenging times. The Company believes that current economic conditions and uncertainties limit its ability to provide meaningful guidance for ranges of likely financial performance and has chosen to cease the practice of providing guidance for the foreseeable future.
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UNIVERSAL FOREST PRODUCTS, INC.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, April 16, 2009. The call will be hosted by Executive Chairman William G. Currie, CEO Michael B. Glenn and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (800) 901-5217 or internationally at (617) 786-2964. Use conference passcode 89537502. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a Web cast at http://www.ufpi.com. A replay of the call will be available through Friday, May 15, 2009, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay passcode 32925458.
UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging and components for various industries. The Company’s consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice, and its garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built market and forming products for concrete construction. The 54-year-old company is headquartered in Grand Rapids, Mich., with facilities throughout North America. For more about Universal Forest Products, go to www.ufpi.com.
Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.
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UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2009/2008

	Quarter Period				Year to Date
(In thousands, except per share data)	2009		2008		2009		2008

NET SALES	$361,722	100%	$489,512	100%	$361,722	100%	$489,512	100%

COST OF GOODS SOLD	314,901	87.1	434,692	88.8	314,901	87.1	434,692	88.8

GROSS PROFIT	46,821	12.9	54,820	11.2	46,821	12.9	54,820	11.2

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	49,092	13.6	58,544	12.0	49,092	13.6	58,544	12.0
NET (GAIN) LOSS ON DISPOSITION OF ASSETS AND OTHER IMPAIRMENT AND EXIT CHARGES	(1,136)	(0.3)	807	0.2	(1,136)	(0.3)	807	0.2

LOSS FROM OPERATIONS	(1,135)	(0.3)	(4,531)	(0.9)	(1,135)	(0.3)	(4,531)	(0.9)

Interest expense	1,074	0.3	3,594	0.7	1,074	0.3	3,594	0.7
Interest income	(83)	—	(373)	(0.1)	(83)	—	(373)	(0.1)

	991	0.3	3,221	0.7	991	0.3	3,221	0.7

LOSS BEFORE INCOME TAXES	(2,126)	(0.6)	(7,752)	(1.6)	(2,126)	(0.6)	(7,752)	(1.6)

INCOME TAX BENEFIT	(963)	(0.3)	(3,350)	(0.7)	(963)	(0.3)	(3,350)	(0.7)

NET LOSS	(1,163)	(0.3)	(4,402)	(0.9)	(1,163)	(0.3)	(4,402)	(0.9)

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(44)	—	(174)	—	(44)	—	(174)	—

NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(1,207)	(0.3)	$(4,576)	(0.9)	$(1,207)	(0.3)	$(4,576)	(0.9)

LOSS PER SHARE — BASIC	$(0.06)		$(0.24)		$(0.06)		$(0.24)

LOSS PER SHARE — DILUTED	$(0.06)		$(0.24)		$(0.06)		$(0.24)

WEIGHTED AVERAGE SHARES OUTSTANDING FOR BASIC LOSS	19,184		18,996		19,184		18,996

WEIGHTED AVERAGE SHARES OUTSTANDING FOR DILUTED LOSS	19,184		18,996		19,184		18,996
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2009	%	2008	%	2009	%	2008	%
Do-It-Yourself/Retail	$168,134	46%	$175,460	35%	$168,134	46%	$175,460	35%
Site-Built Construction	60,765	16%	107,008	21%	60,765	16%	107,008	21%
Industrial	103,658	28%	139,608	29%	103,658	28%	139,608	29%
Manufactured Housing	36,550	10%	76,441	15%	36,550	10%	76,441	15%

Total Gross Sales	369,107	100%	498,517	100%	369,107	100%	498,517	100%
Sales Allowances	(7,385)		(9,005)		(7,385)		(9,005)

Total Net Sales	$361,722		$489,512		$361,722		$489,512

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
MARCH 2009/2008

(In thousands)	2009	2008

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,427	$33,584
Accounts receivable	180,021	161,896
Inventories	190,801	260,292
Assets held for sale	5,490	10,412
Other current assets	17,879	38,003

TOTAL CURRENT ASSETS	403,618	504,187

OTHER ASSETS	3,522	7,747
INTANGIBLE ASSETS, NET	179,660	182,460
PROPERTY, PLANT AND EQUIPMENT, NET	240,249	267,048

TOTAL ASSETS	$827,049	$961,442

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$74,345	$103,198
Accrued liabilities	63,048	77,276
Current portion of long-term debt and capital leases	16,223	1,012

TOTAL CURRENT LIABILITIES	153,616	181,486

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	96,235	194,277
OTHER LIABILITIES	29,861	41,845
EQUITY	547,337	543,834

TOTAL LIABILITIES AND EQUITY	$827,049	$961,442

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED
MARCH 2009/2008

(In thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to controlling interest	$(1,207)	$(4,576)
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	8,417	9,601
Amortization of intangibles	2,563	2,280
Expense associated with share-based compensation arrangements	637	250
Expense associated with stock grant plans	78	67
Deferred income taxes	214	(85)
Net earnings attributable to noncontrolling interest	44	174
Net (gain) loss on disposition of assets and other impairment and exit charges	(1,599)	262
Changes in:
Accounts receivable	(41,760)	(17,053)
Inventories	2,353	(21,954)
Accounts payable	11,231	18,600
Accrued liabilities and other	973	7,077
Excess tax benefits from share-based compensation arrangements	—	(26)

NET CASH FROM OPERATING ACTIVITIES	(18,056)	(5,383)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(3,217)	(5,612)
Acquisitions, net of cash received	—	(14,100)
Proceeds from sale of property, plant and equipment	5,575	26,660
Collection of notes receivable	30	332
Advances of notes receivable	(14)	(815)
Insurance proceeds	242	—
Other, net	9	16

NET CASH FROM INVESTING ACTIVITIES	2,625	6,481

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facilities	10,577	(11,271)
Repayment of long-term debt	(93)	(104)
Borrowings of long-term debt	800	—
Proceeds from issuance of common stock	316	389
Distributions to noncontrolling interest	(70)	(146)
Excess tax benefits from share-based compensation arrangements	—	26
Other, net	(9)	(13)

NET CASH FROM FINANCING ACTIVITIES	11,521	(11,119)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,910)	(10,021)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,337	43,605

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,427	$33,584

SUPPLEMENTAL INFORMATION:
Interest paid	444	1,436
Income taxes paid (refunded)	(7,138)	(10,521)